AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1999
                                                REGISTRATION NO.  333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          WAKE FOREST BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

             U.S.A.                     000-25999              56-2131079
(State or other jurisdiction of       (SEC File No.)         (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             302 South Brooks Street
                                  P.O. Box 707
                          Wake Forest, N.C. 27587-0707
                                 (919) 556-5146
          (Address, including Zip Code, of principal executive offices)
                                 ---------------
                 Wake Forest Federal Savings & Loan Association
                             1997 Stock Option Plan
                 Wake Forest Federal Savings & Loan Association
                       1997 Recognition and Retention Plan
                            (Full title of the Plans)

                                 ---------------

                              Mrs. Anna O. Sumerlin
                      President and Chief Executive Officer
                 Wake Forest Federal Savings & Loan Association
                             302 South Brooks Street
                                  P.O. Box 707
                          Wake Forest, N.C. 27587-0707
                                 (919) 556-5146

                                    Copy to:

                             V. Gerard Comizio, Esq.
                             Thacher Proffitt & Wood
                    1700 Pennsylvania Avenue, N.W. Suite 800
                             Washington, D.C. 20006
                                 (202) 347-8400
     (Name and address, including Zip Code, telephone number and area code, of agent for service)

                                 ---------------

                                           CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                         AMOUNT TO BE           PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
                                         REGISTERED(1)      OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Title of Securities to be Registered                                   (2)                        (2)
    Common Stock, $0.01 par value        76,248 shares               $12.938                  $986,459.00               $275.00
====================================================================================================================================

(1) Based on the total number of shares of common stock of Wake Forest Federal Savings & Loan Association ("the Association") reserved for issuance upon the exercise of options granted pursuant to the Wake Forest Federal Savings & Loan Association 1997 Stock Option Plan (the "Option Plan") and the total number of shares of common stock authorized for awards under the Wake Forest Federal Savings & Loan Association 1997 Recognition and Retention Plan (the "RRP"). There are 54,000 shares of common stock reserved for awards under the Option Plan and 22,248 shares authorized for awards under the RRP (collectively, the "Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Association that, by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 76,248 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $12.938 per share, the average of the daily bid and ask prices of common stock of the Company on the OTC Bulletin Board at the close of trading on July 27, 1999.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

      Not required to be filed with the Securities and Exchange Commission (the "SEC").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not required to be filed with the SEC.

      Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) as promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents and information heretofore filed with the OTS and/or the SEC by the Registrant are incorporated by reference in this registration statement:

      (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, which was filed with the OTS pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (included as Exhibit 99.1);

      (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Form 8-A which was filed with the SEC pursuant to the Exchange Act;

      (3) the Registrant's Quarterly Report on Form 10-QSB, which was filed with the OTS pursuant to the Exchange Act for the quarter ended December 31, 1998, (included as Exhibit 99.2);

      (4) the Registrant's Quarterly Report on Form 10-QSB, which was filed with the OTS pursuant to the Exchange Act for quarter ended March 31, 1999 (included as Exhibit 99.3).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Mr. Carlton E. Chappell, Wake Forest Federal Savings & Loan Association, 302 South Brooks Street, P.O. Box 707, Wake Forest, N.C. 27587-707. Telephone request may be directed to Mr. Chappell at (919) 556-5146.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      12 C.F.R. Section 545.121 of OTS Regulations sets forth the ability of a federal savings & loan association to indemnify its officers and directors. This section provides that a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association for: (1) any amount for which that person become liable under a judgment if such action; and (2) reasonable costs and expenses, including reasonable attorney's fees paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under such section if he or she attains a favorable judgment in such enforcement action.

      Indemnification shall be made to such individuals if (1) final judgements on the merits is in the individual's favor; or (2) in case of (i) settlement;
(ii) final judgement against the individual, or (iii) final judgement in the individual's favor, other than on the merits, if a majority of the disinterested directors determine that the individual was acting in good faith within the scope of his or her employment or authority as he or she could have reasonable perceived it under the circumstances and for a purpose her or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

      The section also provides that no indemnification may be made unless the association gives the OTS 60 days notice of its intention to make such indemnification.

      In addition to providing indemnification, under OTS Regulations, a savings association may obtain insurance to protect it and its officers, directors and employees from potential losses arising from claims against any of the for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, the savings association may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

      Section 545.121 of OTS regulations is subject to and qualified by 12 U.S.C SS 1821(k) which provides in general that a director or officer of an insured depository institution may be held personally liable for monetary damages by, on behalf of, or at the request or direction of the Federal Deposit Insurance Corporation in certain circumstances.

      The Registrant's Bylaws provide that it shall indemnify every person who acts on behalf of the Registrant, or serves as a director or officer of the Registrant, provided that such person acted in good faith and in a manner that he or she reasonable believed to be in, and not opposed to, the best interest of the Registrant, and with respect to any criminal proceeding such person had no reason to believe his or her conduct was unlawful. The Bylaws also provide that such indemnification shall be to the fullest extent permitted under North Carolina or federal law.

      The Association is party to an Employment Agreement with Mrs. Anna O. Sumerlin ("Senior Executive"). These Employment Agreements provide for the Association to indemnify the Senior Executive to the fullest extent permitted under federal law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

       4.1  Wake Forest  Federal  Savings & Loan  Association  1997 Stock Option
            Plan

       4.2 Wake Forest Federal Savings & Loan Association 1997 Recognition and Retention Plan

       5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered

      23.1  Consent of Thacher Proffitt & Wood (included in Exhibit 5.1 hereof)

      23.2  Consent of McGladrey & Pullen, LLP

      99.1 Form 10-KSB for the year ended September 30, 1998 filed with the Office of Thrift Supervision

      99.2 Form 10-QSB for the quarter ended December 31, 1998 filed with the Office of Thrift Supervision

      99.3 Form 10-QSB for the quarter ended March 31, 1999 Form 10-QSB filed with the Office of Thrift Supervision

ITEM 9.  UNDERTAKINGS.

      A. Rule 415 offering. If the small business issuer is registering securities under Rule 415 of the Securities Act, the small business issuer will:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (iii) Include any additional or changed  material  information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wake Forest, State of North Carolina, on this 21st day of June, 1999.

                                     WAKE FOREST BANCSHARES, INC.
                                     (Registrant)

                                      By: /s/ Anna O. Sumerlin
                                          -----------------------------
                                           Anna O. Sumerlin
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                               TITLE                                DATE
     ---------                               -----                                ----

/s/ Anna O. Sumerlin
-------------------------       President and Chief Executive Officer          June 21, 1999
Anna O. Sumerlin                (Principal Executive Officer) and Director


/s/ Robert C. White
-------------------------       Chief Financial Officer (Principal             June 21, 1999
Robert C. White                 Financial Officer) and Director


/s/ Howard L. Brown
-------------------------       Chairman of the Board and Director             June 21, 1999
Howard L. Brown


/s/ R. W. Wilkinson, III
-------------------------       Director and Vice-Chairman                     June 21, 1999
R.W. Wilkinson, III


/s/ Paul K. Brixhoff
-------------------------       Director                                       June 21, 1999
Paul K. Brixhoff

     SIGNATURE                               TITLE                                DATE
     ---------                               -----                                ----
/s/ John D. Lyon
-------------------------       Director                                       June 21, 1999
John D. Lyon


/s/ Harold R. Washington
-------------------------       Director                                       June 21, 1999
Harold R. Washington


/s/ William S. Wooten
-------------------------       Director                                       June 21, 1999
William S. Wooten


/s/ Leelan A. Woodlief
-------------------------       Director                                       June 21, 1999
Leelan A. Woodlief


/s/ Rodney M. Privette
-------------------------       Director                                       June 21, 1999
Rodney M. Privette

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                     DESCRIPTION                                 PAGE NO.
 ------                     -----------                                 --------

4.1      Wake  Forest  Federal  Savings & Loan  Association  1997
         Stock Option Plan

4.2      Wake  Forest  Federal  Savings & Loan  Association  1997
         Recognition and Retention Plan

5.1      Opinion  of  Thacher   Proffitt  &  Wood,   counsel  for
         Registrant, as to the legality of the securities being registered

23.1     Consent of Thacher  Proffitt & Wood (included in Exhibit
         5.1 hereof)

23.2     Consent of McGladrey & Pullen, LLP

99.1 Form 10-KSB for the year ended September 30, 1998 filed with the Office of Thrift Supervision

99.2 Form 10-QSB for the quarter ended December 31, 1998 filed with the Office of Thrift Supervision

99.3     Form  10-QSB for the  quarter  ended March 31, 1999 Form
         10-QSB filed with the Office of Thrift Supervision